EXHIBIT 23.10



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cendant Corporation of our report dated April 25, 1996 relating to the consolidated financial statements of Avis, Inc., appearing in HFS Incorporated's Current Report on Form 8-K, dated August 29, 1996, as amended (form 8-K). The form 8-K is incorporated by reference in the Joint Proxy Statement/Prospectus of CUC International and HFS Incorporated dated August 28, 1997.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
December 16, 1997